FOR IMMEDIATE RELEASE:

OTCBB - GBCS

Global Casinos’ Fourth Quarter Financial Results Include Strong Improvements in Operating Income and Net Earnings

BOULDER, Colo. – October 2, 2009 – Global Casinos, Inc. (OTCBB: GBCS) today announced financial results for its fourth quarter and fiscal year ended June 30, 2009.

Fourth quarter net income attributable to common stockholders was $150,000, or $0.02 per diluted share, versus $35,000, or $0.01 per diluted share, in the fourth quarter a year ago. The 333% increase is largely the result of operational improvements and cost controls implemented at the Company’s Central City-based Doc Holliday Casino, which was acquired in March of 2008.  Fourth quarter operating income increased 171% to $256,000 versus $95,000 in the same quarter a year ago.  Fourth quarter net revenue decreased approximately 4% to $1,623,000 from $1,688,000 in the fourth quarter a year ago.  The decline is attributable to weakness in the gaming industry as a result of the economic downturn.

“Our ongoing efforts to enhance Global’s operational performance are having the intended impact, and resulted in the strongest quarterly operating profit and net income performance of fiscal 2009,” said Clifford L. Neuman, president.  “Our core Bull Durham property continued to outperform its peers in the Colorado gaming industry.   For the full fiscal year, Bull Durham delivered a nearly 5% increase in net revenue, while gaming revenue statewide declined by approximately 9%.”

“On July 2, new voter-approved rules went into effect for Colorado’s gaming communities, and early indications from the Colorado Division of Gaming are that they are helping reverse the trend of declining casino revenues,” Neuman added.  “We are positioning Global to take advantage of this improving environment, particularly at Doc Holliday, where we have incorporated a more strategic mix of table games, implemented new marketing strategies, enhanced our floor operations and invested in new customer loyalty programs.  As economic conditions improve, we believe Global will be well positioned to benefit.”

Full-year 2009 Highlights

For the full fiscal year ended June 30, net revenue increased 45% to $6,388,000 from $4,402,000 in fiscal 2008.  The increase is primarily attributable to the March 2008 acquisition of Doc Holliday.  Income from operations was $211,000 versus $238,000 a year ago.  The decline is attributable to increased stock-based compensation expense, as well as added costs associated with the operations of Doc Holliday.  Full-year net loss attributable to common stockholders was $68,000, or $0.01 per diluted share, versus net income attributable to common shareholders of $106,000, or $0.02 per diluted share, in fiscal 2008.

Global reported cash flow from operations for the fiscal year of $768,000 versus $584,000 in fiscal 2008.  The Company closed the year with cash and cash equivalents of $1,378,000.

About Global Casinos, Inc.

Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement

Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the year ended June 30, 2009.

CONTACTS:

Clifford L. Neuman	Geoff High
President and CEO	Principal
Global Casinos, Inc.	Pfeiffer High Investor Relations, Inc.
303-449-2100	303-393-7044

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the three month periods ended June 30, 2009 and 2008

	2009	2008
Revenues:
Casino	1,666,912	1,731,506
Promotional Allowances	(43,441)	(43,400)

Net Revenues	1,623,471	1,688,106

Operating Expenses:
Casino Ops	1,339,348	1,503,255
Operating G&A	27,773	90,175

Total Operating Expenses	1,367,121	1,593,430

Income (loss) from operations	256,350	94,676

Other (income) expense:
Net Interest	37,842	44,398
Equity in Earnings of GGT	54,104	1,562
Gain on Debt	-	-
(Gain) loss on asset disposal	537	-
	92,483	45,960
Net income (loss) before extraordinary items	163,867	48,716
Extraordinary items	-	-
Net income (loss) before dividends	163,867	48,716
Series D Preferred Dividends	(14,156)	(14,156)

Net income (loss) - common stockholders	149,711	34,560
Earnings (loss) per common share:
Basic	$ 0.03	$ 0.01
Diluted	$ 0.02	$ 0.01

Weighted average shares outstanding:
Basic	5,955,215	5,837,591
Diluted	6,033,699	5,924,672

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the year ended June 30, 2009 and 2008

	2009	2008

Revenues:
Casino	$ 6,551,412	$ 4,561,095
Promotional allowances	(163,596)	(158,641)
Net Revenues	6,387,816	4,402,454

Expenses:
Casino operations	5,928,092	3,949,039
Operating, general, and administrative	249,213	215,112
	6,177,305	4,164,151

Income (loss) from operations	210,511	238,303

Other income (expense):
Interest	(157,851)	(105,979)
Equity in earnings of Global Gaming Technologies	(10,437)	(8,688)
Impairment of investment in Global Gaming Technologies	(50,410)	-
Loss on asset disposals	(3,280)	-

Income (loss) before provision for income taxes	(11,467)	123,636
Provision for income taxes	-	-

Net income (loss)	(11,467)	123,636

Series D Preferred dividends	(56,778)	(17,856)
Net income (loss) attributable to common shareholders	$ (68,245)	$ 105,780

Earnings (loss) per common share:
Basic	$ (0.01)	$ 0.02
Diluted	$ (0.01)	$ 0.02

Weighted average shares outstanding:
Basic	5,940,420	5,836,006
Diluted	5,940,420	5,923,088

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30, 2009	June 30, 2008
ASSETS
Current Assets
Cash and cash equivalents	$ 1,378,074	$ 1,163,416
Accrued gaming income	190,516	219,821
Inventory	19,309	16,469
Prepaid expenses and other current assets	100,791	92,972
Total current assets	1,688,690	1,492,678
Acquisition escrow deposit	-	-
Investment in Global Gaming Technologies	-	60,847
Land, building and improvements, and equipment:
Land	517,950	517,950
Building and improvements	4,121,308	4,121,308
Equipment	3,192,703	3,057,670
Total land, building and improvements, and equipment	7,831,961	7,696,928
Accumulated depreciation	(4,393,514)	(3,900,633)
Land, building and improvements, and equipment, net	3,438,447	3,796,295
Goodwill	1,898,496	1,898,496
Total assets	$ 7,025,633	$ 7,248,316

	LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:	June 30, 2009	June 30, 2008
Accounts payable, trade	$ 140,541	$ 75,196
Accounts payable, related parties	18,507	68,332
Accrued expenses	360,774	359,461
Accrued interest	6,720	6,390
Joint venture obligation	25,850	30,000
Current portion of long-term debt	2,038,068	589,581
Other	252,578	254,105
Total current liabilities	2,843,038	1,383,065
Long-term debt, less current portion	-	1,659,411
Commitments and contingencies
Stockholders' equity:
Preferred stock: 10,000,000 shares authorized
Series A - no dividends, $2.00 stated value, non-voting,
2,000,000 shares authorized, 200,500 shares issued and outstanding	401,000	401,000
Series B - 8% cumulative, convertible, $10.00 stated value, non-voting,
400,000 shares authorized, no shares issued and outstanding	-	-
Series C - 7% cumulative, convertible, $1.20 stated value, voting
600,000 shares authorized, no shares issued and outstanding	-	-
Series D - 8% cumulative, convertible, $1.00 stated value, non-voting
1,000,000 shares authorized, 700,000 shares issued and outstanding	700,000	700,000
Common stock - $0.05 par value; 50,000,000 shares authorized;
5,955,215 and 5,865,215 shares issued and outstanding	297,761	293,261
Additional paid-in capital	14,010,815	14,027,093
Accumulated deficit	(11,226,981)	(11,215,514)
Total equity	4,182,595	4,205,840
Total liabilities and stockholders' equity	$ 7,025,633	$ 7,248,316